Exhibit 10.8
SIXTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT
     THIS SIXTEENTH AMENDMENT TO LOAN AND SERVICING AGREEMENT, dated as of April 18, 2008 (this “Amendment”), is entered into among TRM Inventory Funding Trust (“Borrower”), TRM ATM Corporation, in its individual capacity (“TRM ATM”) and as Servicer (in such capacity, “Servicer”), Autobahn Funding Company LLC (“Lender”), DZ Bank AG, Deutsche Zentral-Genossenschaftsbank Frankfurt am Main, as Administrative Agent (in such capacity, “Administrative Agent”) and as Liquidity Agent (in such capacity “Liquidity Agent”), and U.S. Bank National Association, as Collateral Agent (“Collateral Agent”).
RECITALS
     A. Borrower, TRM ATM, Servicer, Lender, Administrative Agent, Liquidity Agent and Collateral Agent are each a party to that certain Loan and Servicing Agreement, dated as of March 17, 2000 (as amended, the “Agreement”);
     B. TRM Corporation (“TRM”) has refinanced certain subordinated indebtedness pursuant to the Securities Purchase Agreement, dated April 18, 2008, by and among, TRM, Lampe Conway & Co., LLC, as a purchaser, the administrative agent and the collateral agent (“Lampe”), and the other purchasers party thereto (together with Lampe, the “Purchasers”), in connection with which TRM will issue warrants to the Purchasers and appoint certain representatives of the Purchasers to the board of directors of TRM (collectively, the “Transaction”); and
     C. The parties to the Agreement desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.
          2. Amendments to Agreement. Effective as of the Effective Date (as defined in Section 4 below), the Agreement shall be amended as follows:
     2.1 The last sentence of Section 1.06 of the Agreement is hereby amended and restated in its entirety as follows:
“The Collateral Agent, Administrative Agent and Lender acknowledge that (i) notwithstanding any deposit of ATM Fees into the ATM Fee Settlement Account (which is held in the name of the Collateral Agent), TRM ATM shall retain ownership of such ATM Fees until such ATM Fees are applied in accordance with this Agreement, and (ii) TRM ATM has informed them that it has granted a subordinated Lien in its right, title and interest in the ATM Fees to Lampe Conway & Co., LLC, as agent, as permitted by Section 7.04(d), including all rights of TRM ATM under this Agreement with respect to such ATM Fees.”
          3. Approval of Change in Control. To the extent that the Transaction constitutes a Change in Control and provided that (i) Lampe acquires beneficial ownership of less than 50% of the outstanding voting stock of TRM and (ii) no more than three representatives of Lampe concurrently serve on the board of directors of TRM (it being acknowledged that a representative of Lampe was previously appointed to the board of directors of TRM), each of the Administrative Agent, the Liquidity Agent and the Lender hereby approves such Change in Control and this Amendment shall be deemed to constitute written approval by the Administrative Agent, the Liquidity Agent and the Lender of such Change in Control for purposes of Section 9.01(i) of the Agreement.
          4. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when the Administrative Agent shall have received counterparts of this Amendment, duly executed by all parties hereto.
          5. Representations and Warranties. Each of Borrower, TRM ATM and Servicer represents and warrants to the other parties hereto that (a) each of the representations and warranties of such Person set forth in the Agreement is true and correct as of the date of the execution and delivery of this Amendment by such Person, with the same effect as if made on such date, (b) the execution and delivery by such Person of this Amendment and the performance by such Person of its obligations under the Agreement, as amended hereby (as so amended, the “Amended Agreement”), (i) are within the powers of such Person, (ii) have been duly authorized by all necessary action on the part of such Person, (iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with (A) any provision of law or the certificate of incorporation or by-laws or other organizational documents of such Person or (B) any agreement, judgment, injunction, order, decree or other instrument binding on such Person and (c) the Amended Agreement is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms.
          6. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to “this Agreement,” “hereof,” “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.
          7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
          8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflict of laws.
          9. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TRM INVENTORY FUNDING TRUST

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Michael G. Oller, Jr. Name: Michael G. Oller, Jr.
Title: Assistant Vice President

TRM ATM CORPORATION

By:	/s/ Michael J. Dolan Name: Michael J. Dolan
Title: Chief Financial Officer

AUTOBAHN FUNDING COMPANY LLC

By:	DZ Bank AG, Deutsche Zentral- Genossenschaftsbank Frankfurt am Main, as its attorney-in-fact

By:	/s/ Christian Haesslein Name: Christian Haesslein
Title: Assistant Vice President

By:	/s/ Daniel Marino Name: Daniel Marino
Title: First Vice President

DZ BANK AG, DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, as Administrative Agent and Liquidity Agent

By:	/s/ Christian Haesslein Name: Christian Haesslein
Title: Assistant Vice President

By:	/s/ Daniel Marino Name: Daniel Marino
Title: First Vice President

U.S. BANK NATIONAL ASSOCIATION

By: Name:	/s/ Toby Robillard Toby Robillard
Title:	Vice President

April 18, 2008
Wilmington Trust Company,
   not in its individual capacity
   but solely as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention: Corporate Trust Administration
Re: Sixteenth Amendment to Loan and Servicing Agreement
     We refer (i) to the Deposit Trust Agreement, dated as of March 14, 2000 (the “Trust Agreement”), among TRM ATM Corporation, as Administrator, GSS Holdings, Inc., as Depositor, and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the “Owner Trustee”) and (ii) the Administration Agreement, dated as of March 17, 2000 (the “Administration Agreement”) between TRM Inventory Funding Trust and TRM ATM Corporation, as Administrator (the “Administrator”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in or by reference in the Trust Agreement.
     The undersigned, being the Administrator of the Trust pursuant to the Administration Agreement, hereby requests and directs you, as Owner Trustee, to execute and deliver the Sixteenth Amendment to the Loan and Servicing Agreement in such form as may be tendered to the Owner Trustee by Mayer Brown LLP. By acknowledging below, the Certificateholders acknowledge, agree and consent to your execution of such documents, and join in giving the instruction and direction set forth in the preceding sentence.
     In order to induce you to take the foregoing action, we hereby agree to indemnify Wilmington Trust Company, its directors, officers, employees, and agents (individually, an “Indemnitee”) for, and agree to hold each Indemnitee harmless against, any liability, loss or expense (including, without limitation legal and other professional fees and expenses) incurred by an Indemnitee in connection with or arising out of the taking by Wilmington Trust Company, as Owner Trustee, of the foregoing requested action, all in accordance with Section 6.9 of the Trust Agreement.

     This letter of instruction may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Very truly yours, TRM ATM CORPORATION, as Administrator
By:	/s/ Michael J. Dolan
	Name:	Michael J. Dolan
	Title:	Chief Financial Officer

Acknowledged, Agreed and Consent to:
AUTOBAHN FUNDING COMPANY LLC
By: DZ Bank AG, Deutsche Zentral-
Genossenschaftsbank Frankfurt am Main,
as its attorney-in-fact

By:	/s/ Christian Haesslein Name: Christian Haesslein
Title: Assistant Vice President

GSS HOLDINGS, INC.

By:	/s/ Bernard J. Angelo Name: Bernard J. Angelo
Title: Vice President